UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2021

GCP Applied Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 Lakeview Parkway
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617)-876-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement

Agreement and Plan of Merger

On December 5, 2021, GCP Applied Technologies Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cyclades Parent, Inc., a Delaware corporation (“Parent”), Cyclades Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely for the purposes of Section 8.13 thereof, Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France (the “Guarantor”). Parent and Merger Sub are controlled by the Guarantor.

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the Effective Time (as defined in the Merger Agreement), and as a result of the Merger:

•

Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 2.1(b) of the Merger Agreement and Dissenting Shares (as defined in the Merger Agreement) shall be automatically converted into the right to receive $32.00 in cash, without interest (the “Merger Consideration”);

•

Each option to purchase shares of Company Common Stock (each, a “Company Option”), whether vested or unvested, that is outstanding shall automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option; provided that any Company Option with respect to which the exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled for no consideration;

•

Each outstanding award of Company restricted stock (“Company Restricted Stock”) and each outstanding award of Company restricted stock units (“Company RSUs”), in each case, that is vested at the Effective Time or is subject solely to service-based vesting conditions shall become fully vested and shall, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock underlying such award of Company Restricted Stock or Company RSUs, as applicable, multiplied by (y) the Merger Consideration;

•

Each outstanding award of Company performance based stock units (“Company PBUs”) that is subject to performance-based vesting conditions shall become vested as to the greater of the number of shares of Company Common Stock subject to such Company PBUs that would vest based on (1) the target level of achievement or (2) the Company’s actual level of achievement of the performance goals set forth in the applicable award agreement as of the Effective Time, as determined by the Board or its Compensation Committee prior to the closing, and shall, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to (x) the number of vested shares of Company Common Stock underlying such Company PBUs, multiplied by (y) the Merger Consideration. Any outstanding Company PBUs (or portion thereof) that are not vested as of immediately prior to the Effective Time shall be canceled for no consideration; and

•

All Rights (as defined below), together with the associated Series A Junior Participating Preferred Stock, outstanding immediately prior to the Effective Time shall expire in their entirety without any payment being made in respect thereof in accordance with the Second Amendment (as defined below).

The board of directors of the Company (the “Board”) has unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger and the Voting Agreements (as defined below) are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement, the Voting Agreements and the transactions contemplated by the foregoing agreements, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Merger to close by year-end 2022. The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholder meeting that will be held on a date, and at the time and place, to be announced when finalized.

The closing of the Merger is subject to various conditions, including (i) the adoption of the Merger Agreement by holders of a majority of the Company Common Stock issued and outstanding (the “Company Stockholder Approval”); (ii) the absence of any order, injunction or other legal or regulatory restraint making illegal, enjoining or otherwise prohibiting the closing of the Merger (“Legal Restraint Condition”); (iii) (a) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”) (including any timing agreement with the U.S. Department of Justice or Federal Trade Commission) with respect to the transactions contemplated by the Merger Agreement shall have been obtained and remain in full force and effect, and (b) all waivers, consents, clearances, approvals and authorizations under other applicable competition laws and foreign investment laws shall have been obtained and remain in full force and effect (the foregoing clauses (a) and (b), the “Antitrust Conditions”); and (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, and compliance in all material respects with the covenants and agreements contained in the Merger Agreement as of the Closing of the Merger. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants by the Company, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to convene and hold a special meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, to obtain regulatory approvals and, subject to certain customary exceptions, for the Board to recommend that the stockholders adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including, among others, covenants by Parent and Merger Sub to use their best efforts (including, if necessary, through litigation or the sale, divestiture or disposition of assets) to obtain regulatory approval for the Merger under applicable competition laws, including the HSR Act, and foreign investment laws.

The Merger Agreement provides that the Company will promptly cease and cause to be terminated any activities, discussions or negotiations with any third party conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal (as defined in the Merger Agreement). In addition, the Company has agreed that it will not, directly or indirectly, initiate, solicit, propose or knowingly facilitate, encourage or induce the making, the submission or the announcement, of any Acquisition Proposal, or (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its subsidiaries to any third party, or afford to any third party access to the business, properties, assets, books, records or other non-public information of the Company or its subsidiaries, in each case, that could reasonably be expected to lead to an Acquisition Proposal; (ii) except where the Board makes a good faith determination that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or its subsidiaries; or (iii) approve, recommend, or publicly propose to approve or recommend, or execute or enter into any letter of intent, term sheet or other contract (whether binding or non-binding, preliminary or definitive) relating to any Acquisition Proposal or Acquisition Transaction (as defined in the Merger Agreement), other than an acceptable confidentiality agreement in accordance with Section 5.3(b) of the Merger Agreement.

Notwithstanding these limitations, prior to obtaining the Company Stockholder Approval, if (i) the Company has received a bona fide written Acquisition Proposal, (ii) the Company has not breached Section 5.3 of the Merger Agreement in any material respect with respect to the Acquisition Proposal, and (iii) the Board determines in good faith, after consultation with its financial advisors and outside counsel, that the Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement), then the Company may furnish information with respect to the Company to the third party making the Acquisition Proposal and participate in discussions or negotiations with the third party making the Acquisition Proposal. The Merger Agreement requires the Company to notify Parent of this determination and provide customary information to Parent regarding the Acquisition Proposal and the third party making the Acquisition.

In addition, if the Company has received a bona fide written Acquisition Proposal that did not result from a breach, in any material respect, of Section 5.3 of the Merger Agreement, that the Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, then the Board may, prior to obtaining the Company Stockholder Approval, effect a Change in Recommendation (as defined in the Merger Agreement) or terminate the Merger Agreement to enter into a definitive agreement with respect to the Superior Proposal. Prior to taking the actions described above, the Company must provide Parent with at least three business days advance written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall include a copy of the Superior Proposal and related documentation. To the extent Parent requests, the Company is required to engage in good faith negotiations with Parent during the Notice Period regarding any amendments to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal. Following the Notice Period, and after considering in good faith any amendments or modifications proposed by Parent to the Merger Agreement, the Board may terminate the Merger Agreement if it determines in good faith that such Acquisition Proposal would continue to constitute a Superior Proposal if such proposed amendments or modifications were to be given effect. Subject to similar provisions and requirements in the Merger Agreement, including a three business day notice period, the Board may also effect a Change of Board Recommendation with respect to an Intervening Event (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both the Company and Parent. The Company is required to pay to Parent a termination fee of $71 million if: (i) Parent terminates the Merger Agreement before receipt of the Company Stockholder Approval because the Board has effected a Change of Board Recommendation, (ii) the Company terminates the Merger Agreement before receipt of the Company Stockholder Approval to concurrently enter into a definitive agreement for a Superior Proposal, or (iii) the Company enters into an alternative transaction with nine months of termination in certain circumstances and such alternative transaction is consummated.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 6, 2022, which date will be extended to December 5, 2022 and may be further extended to March 6, 2023 in the event that on September 6, 2022 or December 5, 2022, respectively, all conditions to the closing of the Merger have been satisfied or waived other than the Antitrust Conditions or the Legal Restraint Condition solely as it relates to competition and foreign investment laws.

The above-description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Following the effective time of the Merger, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Voting and Support Agreements

In connection with the Merger Agreement: (i) Starboard Value LP and certain of its affiliates (“Starboard”) entered into a voting and support agreement with Parent with respect to the shares of Company Common Stock or other equity interests of the Company (collectively, “Company Securities”) beneficially owned now or in the future by Starboard during the term of such agreement (the “Starboard Voting Agreement”); and (ii) certain affiliates of Standard Investments (formerly known as 40 North) / Standard Industries (“Standard” and, together with Starboard the “Signing Stockholders”), entered into a voting and support agreement with Parent with respect to the Company Securities beneficially owned now or in the future by Standard during the term of such agreement (the “Standard Voting Agreement” and, together with the Starboard Voting Agreement, the “Voting Agreements”).

The Signing Stockholders beneficially own, in the aggregate, approximately 33.1% of the outstanding shares of Company Common Stock as of December 5, 2021, and have separately agreed, pursuant to their respective Voting Agreements, among other things, to vote all Company Securities beneficially owned and entitled to vote (A) in favor of the Merger and (B) against (x) any action or agreement which the Board recommends voting against and which would reasonably be expected to result in any of the conditions to consummate the Merger either not being satisfied or being materially impaired or delayed in being able to be satisfied, and (y) any Acquisition Proposal. The Signing Stockholders also agreed, during the term of their respective Voting Agreements and prior to obtaining the Company Stockholder Approval, not to, among other things, (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose of their Company Securities, subject to certain exceptions set forth in their respective Voting Agreements, (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any such transfer of Company Securities, (iii) grant any proxy, power-of-attorney or other authorization with respect to their shares that would contravene their obligations under the Voting Agreements, (iv) deposit any of their Company Securities into a voting trust, or enter into a voting agreement, that would contravene their obligations under the Voting Agreements, or (v) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of their obligations under the Voting Agreements. The Voting Agreements will terminate upon the earliest of (i) the termination of the Merger Agreement, (ii) any Change of Board Recommendation effected by the Board in accordance with the terms and conditions of Section 5.3 of the Merger Agreement, (iii) the Effective Time, (iv) the Outside Date (as defined under the Merger Agreement and as it may be extended from time to time in accordance with the terms of the Merger Agreement until March 6, 2023), (v) any change to the terms of the Merger without the prior written consent of each Signing Stockholder that (A) reduces the Merger Consideration, (B) changes the form of consideration payable in the Merger to the Signing Stockholders, (C) modifies the closing conditions to the Merger Agreement in a manner adverse to the Signing Stockholders, (D) modifies the definition of Outside Date in a manner adverse to the Signing Stockholders or (E) modifies Article II of the Merger Agreement in a manner adverse to the Signing Stockholders, or (vi) the mutual written consent of Parent and Starboard or Standard, as applicable.

The foregoing description of the Voting Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, copies of which are attached hereto as Exhibit 99.1 with respect to the Starboard Voting Agreement, and Exhibit 99.2 with respect to the Standard Voting Agreement, and the Voting Agreements are incorporated into this Current Report by reference in their entirety.

Amendment to Rights Agreement

On March 15, 2019, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Company Common Stock and adopted a stockholder rights plan, as set forth in the Rights Agreement dated as of March 15, 2019, (the “Original Rights Agreement”), by and between the Company and Equiniti Trust Company, as rights agent (the “Rights Agent”). On March 13, 2020, the Company entered into the First Amendment to Rights Agreement (the “First Amendment” and together with the Original Rights Agreement, the “Rights Agreement”), by and between the Company and the Rights Agent.

On December 5, 2021, in connection with the execution of the Merger Agreement the Company entered into the Second Amendment to Rights Agreement (the “Second Amendment” and together with the Rights Agreement, the “Amended Rights Agreement”), by and between the Company and the Rights Agent, which amends the Rights Agreement.

The Second Amendment, which was approved by the Board, renders the Amended Rights Agreement inapplicable to the Merger Agreement, the execution thereof, and the performance or consummation of the transactions contemplated thereby, including the Merger. In particular, the Second Amendment provides that none of Guarantor, Parent or Merger Sub, or any of their respective Affiliates or Associates (as such terms are defined in the Rights Agreement), either individually or collectively, shall be deemed to be an Acquiring Person (as defined in the Amended Rights Agreement) as a result of (i) the approval, adoption, execution, delivery and, if applicable, any amendment, of the Merger Agreement or the Voting Agreements, (ii) the acquisition or the right to acquire beneficial ownership of the common stock of the Company as a result of execution of the Merger Agreement, (iii) the execution and entry of the Voting Agreements by the parties thereto, (iv) the exercise by Parent of its rights under the Merger Agreement and the Voting Agreements, or (v) the public announcement and consummation of the Merger or the other transactions contemplated by the Merger Agreement or the Voting Agreements. Further, the Second Amendment provides that none of the execution, delivery or performance of the Merger Agreement or the Voting Agreements, or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreements, will result in a Shares Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement) or permit any Rights to be exercised or exchanged pursuant to the Rights Agreement.

Pursuant to the Second Amendment, the Amended Rights Agreement and the rights issued thereunder will terminate and expire immediately prior to the Effective Time, but subject to the occurrence of the Effective Time without any payment in respect thereof.

The foregoing description of the Second Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 4.1 are incorporated into this Current Report by reference in its entirety.

Item 3.03.	Material Modification to Rights of Security Holders.

The foregoing discussion of the Amendment to Rights Agreement under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

* * *

About GCP Applied Technologies

GCP Applied Technologies Inc. (NYSE: GCP) is a leading global provider of construction products technologies that include admixtures and additives for concrete and cement, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty construction products. GCP products have been used to build some of the world’s most renowned structures.

For more information, visit GCP’s website at www.gcpat.com.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving GCP, Parent, Merger Sub and Guarantor. A special meeting of the stockholders of GCP will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. GCP expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of GCP and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF GCP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GCP, PARENT, MERGER SUB, GUARANTOR AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by GCP with the SEC at the SEC’s website at www.sec.gov, at GCP’s website at www.gcpat.com or by sending a written request to GCP Applied Technologies Inc., Attn: GCP Shareholder Services, 2325 Lakeview Parkway, Alpharetta Georgia, 30009.

Participants in the Solicitation

GCP and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of GCP’s stockholders in connection with the Merger will be set forth in GCP’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in GCP’s definitive proxy statement for its 2021 Annual Meeting of

Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 26, 2021. To the extent that holdings of GCP’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring GCP to pay a termination fee of $71 million; (3) the risk that the Merger disrupts GCP’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of GCP to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on GCP’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that GCP’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against GCP and others; (9) other factors that could affect GPC’s business such as, without limitation, cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, GCP’s stockholders will cease to have any equity interest in GCP and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as GCP’s subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, GCP undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

* * *

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2021, by and among the Company, Parent, Merger Sub, and Guarantor.*

4.1	Second Amendment to Rights Agreement, dated as of December 5, 2021, between the Company and Equiniti Trust Company.

99.1	Voting and Support Agreement, dated as of December 5, 2021, entered into by Starboard Value LP and certain of its affiliates .

99.2	Voting and Support Agreement, dated as of December 5, 2021, entered into by certain affiliates of Standard Investments (formerly known as 40 North) / Standard Industries .

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.

Date: December 6, 2021	By:	/s/ Michael W. Valente
Michael W. Valente
Vice President, General Counsel and Secretary